CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Capital Holding Corporation

We hereby consent to the incorporation by reference to the Registration Statement on Form S-1 Bebuzee Limited of our report on the financial statements of Bebuzee Limited for the year ended March 31, 2015 and 2014, for the period November 12, 2012 (inception) through March 31, 2013. We also consent to the reference to our Firm under the caption “Experts” in such S-1.

/s/AJSH & Co.

AJSH & Co.

New Delhi, India

July 1, 2015